Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Cree, Inc.’s Annual Report on Form 10-K for the year ended June 26, 2016.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
January 31, 2017